UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2006

ACE*COMM Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-721-3814

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of October 23, 2006, John B. Bennett, ACE*COMM Corporation’s President since June 2005, will be leaving the Company. A copy of the press release issued by the Company on October 23, 2006 is being furnished as exhibit 99.1 to this Form 8-K.

George T. Jimenez, the Company’s Chief Executive Officer, has been elected President of the Company by the Board of Directors effective as of October 23, 2006 and will serve until a permanent President is elected by the Company’s Board of Directors. Mr. Jimenez, age 70, has served as Chief Executive Officer of the Company since 1996, and Treasurer from 1983 to present. He also served as President from 1983 to September 1999 and July 2001 to June 2005. Mr. Jimenez has been Chairman of the Board of Directors since 1983. There is no family relationship between Mr. Jimenez and any of the Company’s other directors and executive officers. There have been no transactions since the beginning of the current fiscal year or any currently proposed transaction in which Mr. Jimenez or any member of his immediate family has had any direct or indirect material interest. Mr. Jimenez is not a party to an employment agreement with the Company.

The information in this current report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed with the Commission, except as shall be expressly set forth by specific reference in such filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM Corporation

October 23, 2006	By:	/s/ Steven R. Delmar

Name: Steven R. Delmar
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 23, 2006 announcing the departure of president John Bennett